                                                                     EXHIBIT 5.1

             [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]

                                                                    May 11, 1999

SCANA Corporation
1426 Main Street
Columbia, South Carolina 29201

Ladies and Gentlemen:

    We have acted as counsel to SCANA Corporation, a South Carolina corporation ("SCANA"), and in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 112,202,217 shares of Common Stock, without par value, of SCANA.

    In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of SCANA representatives.

    Based upon the foregoing examination, we are of the opinion that the shares to be issued by SCANA to the stockholders have been duly authorized and, when issued in the manner contemplated by the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

    We are, in this opinion, opining only on the corporate law of the State of New York and the federal law of the United States. We are not opining on "blue sky" or other state securities laws. In rendering the foregoing opinions, we have, with your consent, relied solely upon the opinion, dated May 11, 1999 and addressed to you, of H. Thomas Arthur, Senior Vice President and General Counsel of SCANA, as to all matters of South Carolina law, and our opinions rendered herein as to such matters are subject to the same qualifications, assumptions and limitations as are set forth in such opinion H. Thomas Arthur.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" therein and in the related prospectus, and in any supplements thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.